UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2022

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 N 1st Avenue
Ste. 200
Minneapolis, MN 55401
(Address of principal executive offices, including zip code)

+1 (651) 504 5402
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Revolving Credit Facility Amendment

Effective July 31, 2022, Sezzle Inc. (the “Company”) entered into Amendment No. 4 to Revolving Credit and Security Agreement and Amendment No. 2 to Limited Guaranty and Indemnity Agreement (the “Credit Facility Amendment”) amending (i) that certain Revolving Credit and Security Agreement, dated as of February 10, 2021, as amended April 29, 2021, and further amended on October 15, 2021 and February 25, 2022, by and among Sezzle Funding SPE II, LLC (the “Borrower”), Goldman Sachs Bank USA (the “Administrative Agent”) and the other lenders party thereto from time to time (as amended, the “Existing Credit Agreement”), and (ii) that certain Limited Guaranty and Indemnity Agreement, dated as of February 10, 2021 and amended on February 25, 2022, by and among the Company (as “Limited Guarantor” thereunder) and the Administrative Agent (as amended, the “Existing Limited Guaranty”).

Pursuant to the Credit Facility Amendment, (i) the Applicable Margin for Class A borrowings under the Existing Credit Agreement is increased by 1.00%, (ii) the Class A and Class B committed facility amounts are decreased to $50,000,000.00 and $14,287,183.71, respectively, and (iii) the Class A and Class B Advance Rates are decreased to 50% and 70%, respectively. The Credit Facility Amendment also amends the Existing Credit Agreement to make conforming changes resulting from the transition to SOFR as the benchmark rate. The Credit Facility Amendment also includes certain other minor administrative and reporting changes. As of July 31, 2022, the Company’s outstanding borrowings under the Revolving Credit and Security Agreement (as amended by the Credit Facility Amendment) totaled $57,800,000.00.

The Credit Facility Amendment amends the Existing Limited Guaranty primarily to readjust the Financial Covenant Modification Period (as defined therein) and certain obligations related thereto, in light of the Company’s recent mutual termination of the proposed merger transaction between the Company and Zip Co Limited.

The foregoing description of the Credit Agreement Amendment and Limited Guaranty Amendment is qualified in all respects by reference to the full text of the Credit Agreement Amendment and Limited Guaranty Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein. The Credit Facility Amendment is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in the Credit Facility Amendment were made only for purposes of such agreement (or the applicable related agreements) and as of specific dates, were solely for the benefit of the parties to such agreement (or the applicable related agreements), and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

In the ordinary course of their respective businesses, one or more of the lenders under the Revolving Credit and Security Agreement (as amended by the Credit Facility Amendment), or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 4 to Revolving Credit Agreement and Amendment No. 2 to Limited Guaranty and Indemnity Agreement, dated as of July 31, 2022, by and among Sezzle Funding SPE II, LLC, Sezzle Inc., the Lenders party thereto and Goldman Sachs Bank USA.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: August 3, 2022	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer